EXHIBIT 10.5

October 27, 2010

Raser Technologies, Inc. Raser Power Systems, LLC 5152 N. Edgewood Drive, Suite 200 Provo, Utah 84604

Gentlemen:

This letter agreement (this “Letter Agreement”) is being entered into by and among Evergreen Clean Energy, LLC, a Delaware limited liability company (“Evergreen” or “Lender”), Raser Technologies, Inc. a Delaware corporation (“Raser” or “Borrower”) and Raser Power Systems, LLC (“RPS”), a Delaware limited liability company respecting the Interests.

This Letter Agreement sets forth our agreement with respect to the following:

     1. Loan. On or after the date hereof, Evergreen will loan certain funds to Raser for the purposes of working capital and general corporate purposes (the “Loan”) in one or more advances under that certain Security Agreement dated even date herewith between the Lender and Raser (the “Loan Agreement”), each advance to be made in the Lender’s sole discretion. The Loan will be evidenced by the Secured Promissory Note in the form of Exhibit A hereto (the “Note”). Raser’s obligations under the Note will be secured by a first-priority lien on certain real estate leases and equipment (the “Collateral”), as more fully described in the Security Agreement in the form of Exhibit B hereto (the “Security Agreement”) and the Deed of Trust and Security Agreement in the form of Exhibit C hereto (the “Deed of Trust”). The Parties agree that the initial advance under the Loan will be an amount of $1,150,000 advanced by wire transfer on October 28, 2010. The Borrower agrees that Evergreen may transfer or assign its rights under the Loan Agreement and the Note to a third party upon written notice to the Borrower.

     2. Prepayment. The Borrower may prepay the principal amount of the Loan in whole or in part at any time without premium or penalty.

     3. Maintenance of Collateral. The Borrower agrees not to, and Borrower agrees not to cause or permit any affiliate to, sell, transfer, assign, pledge, encumber or otherwise transfer any portion of the Collateral or any interest therein unless and until the Loan is fully and finally repaid to Lender in accordance with the Note.

     4. Limited Marketing Period. As additional consideration for the loan granted hereunder, and in recognition that Evergreen has been an active bidder for potential purchase of the Interests (as hereafter defined) in the Thermo No. 1 geothermal power facility, Raser hereby grants to Evergreen a 30 day limited marketing period during which Raser (on behalf of itself, its affiliates, officers, directors and agents) agrees not to undertake any new solicitation for purchase of the Interests. “Interests” means an ownership interest in all or a substantial portion of the assets and interests described in the information memorandum dated September 2010 prepared by Bodington & Company (“Information Memorandum”) and provided to Evergreen.

     5. Breakup Fee. In the event Raser commits to sell the Interests (a “Sale Commitment”) to a party other than Evergreen, and closes and receives funds under such Sale Commitment (the “Thermo Closing”) on or prior to June 30, 2011, Evergreen shall be entitled to a breakup fee (the “Breakup Fee”) in the amounts determined as follows: (a) If the Sale Commitment is entered into on or before November 30, 2010, Evergreen shall be entitled to a breakup fee of $1,000,000; (b) If the Sale Commitment is entered into after November 30, 2010, and on or prior to November 30, 2010 Evergreen has provided a funding commitment for the purchase of the Interests reasonably acceptable to Raser, Evergreen shall be entitled to a breakup fee of $2,000,000. In the event a Thermo Closing does not occur on or prior to June 30, 2011, Evergreen shall not be entitled to a Breakup Fee. The Breakup Fee will be paid to Evergreen out of the proceeds of a Thermo Closing on the closing date.

     6. Counterparts. This Letter Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Letter Agreement may be executed by facsimile or electronic signature(s) in .pdf format.

     7. Entire Agreement. This Letter Agreement constitutes the entire agreement among the parties hereto relating to the matters set forth herein.

     8. Amendments and Waivers. This Letter Agreement may be amended and the observance of any provision may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the mutual written consent of each of the parties hereto. The parties agree to negotiate in good faith and amend the documents and agreements related to the transactions contemplated hereunder in the case of manifest error or in order to evidence the intentions of the Parties as summarized in this Letter Agreement and the Summary Terms.

     9. Governing Law. This Letter Agreement shall be governed by the laws of the State of Utah, without giving effect to the conflicts of law provisions thereof.

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     If you are in agreement with the foregoing, please sign a copy of this letter in the space provided below and return a copy to Evergreen.

EVERGREEN CLEAN ENERGY, LLC

By: /s/ Dean Rostrom_______________________________
Name: Dean Rostrom Title: Principal

Accepted and agreed this __ day of October, 2010: RASER TECHNOLOGIES, INC.

By: /s/ Nicholas Goodman Name: Nicholas Goodman Title: CEO RASER POWER SYSTEMS, LLC By: /s/ Richard D. Clayton Name: Richard D. Clayton Title: Manager

Exhibit A

Form of Note

Exhibit B

Form of Security Agreement

Exhibit C

Form of Deed of Trust and Security Agreement